EXHIBIT 10.35


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                           CONVERTIBLE PROMISSORY NOTE


$110,000                                                           JUNE 8, 2000

                  For value received, the undersigned, IMAGING DIAGNOSTIC SYSTEMS, INC., a Florida corporation ("Maker"), hereby unconditionally promises to pay to the order of Aspen International, Ltd. ("Holder"), at such place as Holder may designate, the principal sum of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000), together with interest on the unpaid principal amount of this Note, beginning as of the date hereof, before or after maturity or judgment, at the rate of ten percent (10%) per annum, which rate shall be computed monthly on the basis of a three hundred sixty (360) day year and for actual days elapsed.

                   1. Proposed Financing. This Promissory Note is being made in connection with the proposed private placement of Convertible Preferred Stock (the "Convertible Preferred") by the Maker to the Holder and certain other institutional investors (the "Proposed Financing").

                  2. Interest. Interest on the outstanding principal amount under this Note shall accrue, in arrears, at the rate set forth herein, commencing on the date hereof and continuing until the earlier of (i) the conversion of this Note in accordance with Section 6 hereof and (ii) the Maturity Date (as defined in Section 3 hereof).

                  If Maker shall fail to pay any amount owing to Holder under this Note when due (whether at stated due date, upon acceleration or otherwise), then to the extent permitted by law, Maker will pay interest to Holder, payable on demand, on the amount in default from the date such payment became due until payment in full at the rate of twelve percent (12%) per annum.

                  3. Payment. The outstanding principal amount of this Note plus all accrued and unpaid interest shall be due and payable in cash or converted into the Convertible Preferred, at the option of the Holder, on the Maturity Date. For purposes of the Note, the term "Maturity Date" shall mean the earliest of (i) the date the Holder request that the maker issue Convertible Preferred upon the closing of the Proposed Financing (the "Closing"), (ii) July 10, 2000 and (iii) the date on which the Note becomes immediately due and payable pursuant to Section 5 hereof, provided, however, that if the Closing does occur on or before July 10, 2000 and no Event of Default (as defined hereinafter) has occurred or is continuing then the outstanding principal balance of this Note plus all unpaid accrued interest shall be converted into Convertible Preferred in accordance with Section 6 hereof. If the Closing does not occur for any reason whatsoever, the Maker will issue to the Holder a warrant to purchase fifty thousand (50,000) shares of the Maker's common stock. Such Warrant shall have an exercise price equal to 110% of the closing bid price of the Maker's common stock on the trading date immediately preceding a date that is the earlier of: (i) the first trading date after the maker is in default and (ii) the date the Maker informs the Holder it intends to terminate the proposed private placement of Convertible Preferred. The Warrants shall have a term of two years from the Maturity Date and shall carry standard piggy-back registration rights on any registration statement filed by the Maker.


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

                  4. Events of Default. The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this
Note: (a) Maker's failure to pay principal, interest or other amount when due under this Note, which failure remains unremedied for a period of ten (10) days thereafter, (b) failure of Maker to perform in any material respect its agreements and obligations, or a material breach of any of Maker's representations and warranties, under the purchase agreement with respect to the Convertible Preferred, which failure remains unremedied for a period of ten (10) days thereafter; (c) the dissolution, liquidation or termination of legal existence of Maker; (d) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker; (e) the sale of all or substantially all of Maker's property or assets; (f) the commencement of any proceeding by the Maker or any other party under any provision of the Bankruptcy Code of the United States as now in existence or hereafter amended, or of any other proceeding under any applicable federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker; provided, that any proceeding commenced against the Maker remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceedings occur.

                  5. Effect of Default. Maker agrees that upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due and owing under this Note shall, at the option of the Holder, be immediately due and payable without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

                  6.       Conversion.

                   (a) On the Maturity Date all of the outstanding principal amount and accrued and unpaid interest thereon due and owing under this Note

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

shall automatically be converted into Convertible Preferred equal to the outstanding principal amount of this Note, plus any accrued and unpaid interest; provided, that the Closing occurs on or before July 10, 2000 and no Event of Default has occurred or is continuing.

                   (b) In connection with the conversion of this Note in accordance with this Section 6, the Holder shall deliver to the Maker the original version of this Note to be converted marked "Canceled", and acknowledged by the Holder to be paid-in-full in exchange for certificate(s) representing the Convertible Preferred determined in accordance with Section 6(a) hereof.

                   (c) The Maker recognizes and acknowledges that a breach by the Maker of the provisions of this Section 6 will cause irreparable and material harm to the Holder, for which monetary damages will not provide an adequate remedy, and accordingly, the Holder may bring a suit to specifically enforce the provisions of this Section 6 by the Maker and to obtain other equitable relief (without being required to post a bond or other security), including, but not limited to, injunctive relief, as may be appropriate in any court of competent jurisdiction, in addition to any and all other rights and remedies available to the Holder at law or in equity or otherwise, and all such rights and remedies shall be cumulative.

                   (d) At all times during which this Note remains outstanding, the Maker agrees to reserve and keep available an authorized number of Convertible Preferred sufficient to permit the conversion in full of this Note and the Maker represents and warrants that all of the Convertible Preferred issued upon conversion of this Note shall be duly and validly issued and fully paid.

                   7. Transfer. Subject to the limitations set forth on the legend on this Note, this Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder. The obligations of the Maker hereunder may not be assigned. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note.

                   8. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                   9. No Fractional Securities. The Maker shall not issue fractional Convertible Preferred upon conversion of this Note, but in lieu of such fractional Convertible Preferred, the Maker shall make cash payment therefor upon the basis of the fair market value of the Convertible Preferred on the Closing Date.

                   10. Enforcement Expenses. The Maker agrees to pay all costs and expenses in connection with the enforcement of this Note (including, without limitation, seeking equitable relief as contemplated by Section 6(c) hereof), including, without limitation, all reasonable attorneys' fees and expenses.

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

                   11. Waivers, Etc.

                   (a) Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

                   (b) Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note.

                   (c) This Note may not be amended or modified except by an instrument in writing signed by the Maker and the Holder.

                   12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law provisions). Maker hereby unconditionally and irrevocably consents to the exclusive jurisdiction of any state or Federal court located in New York County, New York, U.S.A., with respect to any claim, action, suit or other proceeding arising out of or relating to, this Note.

                   13. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.



                                      IMAGING DIAGNOSTIC SYSTEMS, INC.


                                      By:   /s/ Linda B. Grable
                                      Name:  Linda B. Grable
                                      Title: President




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




THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE Act PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          COMMON STOCK PURCHASE WARRANT

                  To Purchase 50,000 Shares of Common Stock of

                        IMAGING DIAGNOSTIC SYSTEMS, INC.


                  THIS CERTIFIES that, for value received, ASPEN INTERNATIONAL, LTD. (the "Investor/Lender"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after July 7, 2000, and on or prior to July 7, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from IMAGING DIAGNOSTIC SYSTEMS, INC., a Florida corporation (the "Company"), fifty thousand (50,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be equal to $1.452. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with a Convertible Promissory Note dated as of June 8, 2000, in the amount of one hundred ten thousand ($110,000) Dollars (the "Note") between the Company and Investor/Lender and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Note, the Note shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by a certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

                   4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                   6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                   7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

                   8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration.

                   9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                   10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                   11. Effect of Certain Events.

                  (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' written notice by certified mail of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

                  (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) Registration. The Company agrees to register the shares of Common Stock underlying this Warrant pursuant to the terms of the Convertible Promissory Note. In addition to the foregoing, the Holder of this Warrant shall have the right to include all of the shares of Common Stock underlying this Warrant (the "Registrable Securities") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be

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

notified in writing of such filing. Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering.

                   12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) effect a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                   13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                   14. Notice of Adjustment. Whenever the number of Warrant shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or

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

property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                   15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. In the event that the Company has insufficient authorized and unissued Common Stock it shall seek to increase its authorized shares through either a written action of the majority of its shareholders or a shareholder's meeting. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or any domestic securities exchange upon which the Common Stock may be listed.

                   16. Miscellaneous.

                   (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Florida and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules. The party who initiates legal action shall choose the jurisdiction of the federal courts or the state courts in connection with any dispute arising under this Agreement and hereby waives, to the maximum permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  August 23, 2000
                                                IMAGING DIAGNOSTIC SYSTEMS, INC.


                                                 By: /s/ Linda B. Grable
                                                    --------------------
                                                    Linda B. Grable, President

                               NOTICE OF EXERCISE



To:      IMAGING DIAGNOSTIC SYSTEMS, INC.


                  (1) The undersigned hereby elects to purchase ________ shares of Common Stock of IMAGING DIAGNOSTIC SYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           _______________________________
                           (Name)

                           _______________________________
                           (Address)
                           _______________________________




Dated:________________________


                                                  ______________________________
                                                              Signature



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



                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)



                   FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_________________________________________________________________.



_________________________________________________________________


                                                 Dated: ________________________

                           Holder's Signature:     _____________________________

                           Holder's Address:       _____________________________

                                                   _____________________________



Signature Guaranteed:  ___________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.


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